SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14a
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act Of 1934 (Amendment No   )

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Servidyne, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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SERVIDYNE, INC.
Atlanta, Georgia
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On September 13, 2006
     The Annual Meeting of Shareholders of SERVIDYNE, INC., formerly known as Abrams Industries, Inc. (the “Company”), will be held on Wednesday, September 13, 2006, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:
(1)	The election of seven (7) Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are qualified and elected.

(2)	The approval and adoption of a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), from 5,000,000 shares to 10,000,000 shares.

(3)	Such other matters as may properly come before the Meeting or any and all adjournments thereof.
     The Board of Directors has fixed the close of business on July 10, 2006, as the Record Date for the determination of the shareholders who will be entitled to notice of, and to vote at, this Meeting or any and all adjournments thereof.
BY ORDER OF THE BOARD OF DIRECTORS
Alan R. Abrams
Chairman of the Board
President and Chief Executive Officer
Atlanta, Georgia
August 15, 2006
IMPORTANT — YOUR PROXY IS ENCLOSED.
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
NOMINATION OF DIRECTORS
PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION OF DIRECTORS
SHAREHOLDER RETURN
INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITORS
CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD
SHAREHOLDER PROPOSALS
OTHER MATTERS

SERVIDYNE, INC.
EXECUTIVE OFFICES
1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029
PROXY STATEMENT
     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, September 13, 2006, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2006, and a proxy for use at the Meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about August 15, 2006.
GENERAL INFORMATION
     Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company, which are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this Proxy Statement. Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. Absentions and broker non-votes will have the effect of negative votes on the proposal to increase the number of the Company’s authorized shares of Common Stock. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters. A system administered by the Company’s transfer agent will tabulate the votes cast.
     The Company pays the cost of soliciting proxies. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

     As of the Record Date for the Meeting, there were 3,532,180 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only outstanding class of voting stock of the Company, are entitled to one (1) vote per share.
ELECTION OF DIRECTORS
     The Board of Directors recommends the election of the seven (7) nominees listed below to constitute the entire Board to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable or unwilling to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees. The Board has determined that David L. Abrams, Samuel E. Allen, Gilbert L. Danielson, and Robert T. McWhinney, Jr. are independent Directors within the meaning of the listing standards of the Nasdaq Stock Market.
     The following information relating to: (1) age as of August 23, 2006; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five (5) years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR
Alan R. Abrams	A Director of the Company since 1992, Mr. Abrams has been Chairman of the Board since April 2006, Chief Executive Officer since 1999, and President since 2000. He served as Co-Chairman of the Board from 1998 to April 2006. Mr. Abrams is 51.

David L. Abrams	A Director of the Company since 2000, Mr. Abrams has been President of Silver Star Management Corp., an investment management company, and has been engaged in managing family investments, since October 2000. He was associated with the law firm of Sutherland Asbill & Brennan LLP from 1993 to 2001. Mr. Abrams is 48.

J. Andrew Abrams	A Director of the Company since 1992, Mr. Abrams has been Executive Vice President since May 2006. He served as Co-Chairman of the Board from 1998 to April 2006, and Vice-

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR
President-Business Development from 2000 to April 2006. Mr. Abrams is 46.

Samuel E. Allen	A Director of the Company since September 2003, Mr. Allen has served as Chairman of Globalt, Inc., an investment management company, since 1990, and was Chief Executive Officer of that Company from 1990 to 2004. He is also a Director of Chattem, Inc., a marketer and manufacturer of over-the-counter healthcare products, toiletries and dietary supplements. Mr. Allen is 70.

Gilbert L. Danielson	A Director of the Company since 2000, Mr. Danielson has served as Executive Vice President, Chief Financial Officer and Director of Aaron Rents, Inc., a company engaged in the lease ownership, rental and specialty retailing of consumer electronics, furniture, household appliances, and accessories, since 1990. Mr. Danielson is 60.

Melinda S. Garrett	A Director of the Company since 1999, Ms. Garrett has been Corporate Secretary since 2000, Vice President since May 2004, and was Chief Financial Officer from 1997 to 2003. She also has served the Company’s subsidiary, Abrams Properties, Inc. as Chief Executive Officer since 2003, and President since 2001. Ms. Garrett is 50.

Robert T. McWhinney, Jr.	A Director of the Company since 2000, Mr. McWhinney has been President and Chief Executive Officer of Douglass, McCarthy & McWhinney, Inc., a consulting company, since 2003. Mr. WcWhinney was President of Jacobs Consultancy, Inc., an international technical and management consulting company and an operating subsidiary of Jacobs Engineering Group, Inc., from October 2001 until June 2003. He was Group Vice President – Consulting Operations for Jacobs Engineering Group, Inc., an engineering, construction and consulting company, from January 2001 until September 2001. Mr. McWhinney is 66.
     Alan R. Abrams and J. Andrew Abrams are brothers, and are first cousins to David L. Abrams. There are no other family relationships between any Executive Officers or Directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     During the fiscal year ended April 30, 2006, the Board of Directors held five meetings, the Audit Committee held four meetings, the Nominating and Corporate Governance Committee held two meeting, and the Compensation Committee held two meetings. All of the Directors who served during the fiscal year ended April 30, 2006, attended at least seventy-five percent (75%) of the aggregate of all Board meetings and the meetings of each committee of the Board on which he or she served, if any, except for Mr. Felker Ward, who retired from the Board of Directors in February 2006. Prior to his retirement from the Board, Mr. Ward attended two of the three Board of Directors meetings held during fiscal 2006 through that date.
     The Board’s standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed entirely of independent Directors as defined in the listing standards of the Nasdaq Stock Market. These committees all operate pursuant to written charters adopted by the Board of Directors available at the Company’s Website, www.servidyne.com, through the “Investor Relations” and then the “Corporate Governance” links.
     The Audit Committee currently consists of Mr. Allen, Mr. Danielson, Chairman, and Mr. McWhinney. The Board has determined that Mr. Danielson is an “audit committee financial expert” within the meaning of the rules of the Securities & Exchange Commission. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors and the performance of financial management; and (3) the Company’s ethical and legal compliance. The Audit Committee has the sole authority to appoint, compensate, retain, and terminate the independent accountants, and to pre-approve all audit and permitted non-audit services, if any, provided by the independent accountants.
     The Compensation Committee currently consists of Mr. David L. Abrams, Mr. Allen, Mr. Danielson, and Mr. McWhinney, Chairman. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation. This Committee is authorized to determine the compensation of the Company’s Executive Officers, and to administer the Company’s 2000 Stock Award Plan.
     The Nominating and Corporate Governance Committee currently consists of Mr. David L. Abrams, Mr. Allen, Chairman, Mr. Danielson, and Mr. McWhinney. The primary function of the Nominating and Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and Committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance. The Committee is responsible for recommending to the Board the slate of nominees to be recommended to the shareholders for election at the Company’s annual shareholder meeting.
     The Board also has a standing Executive Committee, currently consisting of Alan R. Abrams, J. Andrew Abrams, and Ms. Garrett. This Committee is empowered to take actions that do not require the approval of the full Board of Directors, subject to the authority of the other Board committees and to the requirements of applicable law. All actions of the Executive Committee are subsequently submitted to the full Board of Directors for affirmation. The Executive Committee did not meet during fiscal 2006.
NOMINATION OF DIRECTORS
     Nominations Process. The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with the Company’s Annual Meeting of Shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent Director for re-election, the Board and the Nominating and Corporate Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such Director comes up for re-election.
     When the need for a new Director arises (whether because of a newly created Board seat or a vacancy), the Nominating and Corporate Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate, and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.
     Director Qualifications. The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified Directors. At a minimum, Directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, and the ability to devote sufficient time to carry out the duties of a Director. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a Director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.
     Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which Directors are to be elected may be made by any Company shareholder entitled to vote for the election of Directors at that meeting by complying with the procedures set forth in Section 10 of the Company’s Bylaws. Section 10 provides that notice of proposed shareholder nominations must be given to the Secretary of the Company at the Company’s principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting at which Directors are to be elected, unless the notice of meeting is given less than sixty (60) days prior to the meeting, in which case the notice of nomination must be received not later than the tenth (10th) day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
     The Nominating and Corporate Governance Committee will consider recommending to the Board that it include in the Board’s slate of Director nominees for a shareholders’ meeting a nominee submitted to the Company by a shareholder who has beneficially held at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Section 10 of the Bylaws to the Secretary of the Company at the Company’s principal executive offices within the time period prescribed by Rule 14a-8 under the Exchange Act—generally, at least one hundred twenty (120) days before the first anniversary of the date that the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. That deadline can be found under “Shareholder Proposals.” The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the shareholders’ meeting, and should submit information demonstrating that the shareholder has beneficially owned at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board and the Committee may request in connection with their evaluation of the nominee.

     The shareholder’s nominee must satisfy the minimum qualifications for Director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Company holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.
PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES
AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS
     The following table sets forth the beneficial ownership, as of April 30, 2006, of the Common Stock by: (1) persons (as that term is defined by the Securities and Exchange Commission) who beneficially own more than five percent (5%) of the outstanding shares of such stock; (2) Directors; (3) Executive Officers named in the Summary Compensation Table below; and (4) all Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than one hundred percent (100%), because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one person.

	Shares of		Percentage
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares
David L. Abrams	833,445	(1)(2)(3)	23.60%

Alan R. Abrams	717,300	(4)(5)(6)(7)	20.31%

Kandu Partners L.P.	673,868		19.08%
Post Office Box 53407 Atlanta, Georgia 30355

J. Andrew Abrams	607,200	(4)(5)(8)	17.19%

Abrams Partners, L.P.	550,000	(4)	15.57%
7525 Princeton Trace Atlanta, Georgia 30328

Edward M. Abrams	318,664	(5)(9)	9.02%
2828 Peachtree Road, Apt 2901 Atlanta, Georgia 30305

Melinda S. Garrett	57,200	(8)	1.62%

Mark J. Thomas	57,200	(8)	1.62%

	Shares of		Percentage
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares
Samuel E. Allen	12,100	(3)	*

Gilbert L. Danielson	12,100	(3)	*

Robert T. McWhinney, Jr.	12,100	(3)(10)	*

All Executive Officers and Directors as a group (8 persons)	2,077,308		58.81%

*	Less than 1%

(1)	Includes 673,868 shares (19.08% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his management of the general partner of the partnership.

(2)	Includes 27,570 shares owned by Purple Heart Partners LLLP, which David L. Abrams beneficially owns due to his management of the general partner of the partnership.

(3)	Includes currently exercisable options to purchase 11,000 shares of Common Stock.

(4)	Includes 550,000 shares (15.57% of the outstanding shares) owned by Abrams Partners, L.P., which Alan R. Abrams and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.

(5)	Does not include 159,298 shares (4.50% of the outstanding shares) owned by two trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children, Alan R. Abrams, J. Andrew Abrams, and Laurie Abrams Lindey, are beneficiaries. An independent trustee, who holds the power to vote and dispose of the shares, administers the two trusts.

(6)	Includes 110 shares owned by Mr. Alan R. Abrams’ wife.

(7)	Includes currently exercisable options to purchase 165,000 shares of Common Stock.

(8)	Includes currently exercisable options to purchase 55,000 shares of Common Stock.

(9)	Includes 13,627 shares owned jointly with and 31,374 shares owned directly by Mr. Edward M. Abrams’ wife.

(10)	All shares are owned jointly with Mr. McWhinney’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain officers, and persons who beneficially own more than ten percent (10%) of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this statute. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations of such persons, all required forms were filed on time.

APPROVAL AND ADOPTION OF AN AMENDMENT TO
THE ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
General
     The Company’s Articles of Incorporation currently provides for authorized capital stock consisting of 5,000,000 shares of Common Stock, par value $1.00 per share.
     On May 25, 2006, the Board of Directors approved, subject to shareholder approval, an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to 10,000,000 shares (the “Amendment”), with all seven (7) Directors voting in favor of approval.
Purpose and Effect of the Amendment
     The proposed increase in the number of authorized shares of Common Stock has been deemed advisable by the Board of Directors in order to, among other purposes, provide additional authorized shares of Common Stock in order for the Company to have flexibility with respect to the conduct of its business, including the possibility of using Company stock as consideration in acquiring other businesses, and other possible financing alternatives, and in order for the Company to continue to appropriately provide equity incentive compensation to its employees. As further described below, the Company has a limited amount of authorized Common Stock available to raise capital and/or acquire other businesses and issue equity awards. Accordingly, the Board of Directors believes that it is in the best interests of the Company to authorize additional Common Stock, and thereby provide the Company with additional flexibility with respect to its ability to issue additional Common Stock.
     If the Amendment is approved, the additional authorized but unissued shares of Common Stock may be issued from time to time for such proper corporate purposes as may be determined by the Board of Directors, without further action or authorization by the shareholders. In addition to the possible acquisition of other businesses/companies, the raising of capital, or the issuance of equity incentives to employees and other eligible participants in the Company’s equity compensation plan, such other corporate purposes may include, without limitation, the declaration of stock splits and/or stock dividends or the issuance of warrants or other instruments to acquire Common Stock.
     During the fiscal year ended April 30, 2006, the Company issued a total of 335,203 shares of Common Stock in conjunction with a ten percent (10%) stock dividend.

     As of June 30, 2006, 3,695,336 shares of Common Stock were issued and outstanding and an additional 163,266 shares are held by the Company as treasury stock. As of the same date, options to purchase an aggregate of 1,069,390 shares of Common Stock were issued and outstanding under the Company’s 2000 Stock Award Plan. Further, as of June 30, 2006, the Company has issued warrants to purchase a total of 55,000 shares of Common Stock. The Company issued these warrants for the purchase of Common Stock in connection with a business acquisition.
     Accordingly, because the Company has issued, and reserved for issuance under outstanding awards, an aggregate of approximately 4,819,726 shares, or approximately 96%, of its total 5,000,000 shares of currently authorized Common Stock, the Board of Directors believes that it is necessary and prudent for the Company to amend its Articles of Incorporation to increase the Company’s authorized shares of Common Stock to 10,000,000 shares to allow the Company to issue additional shares of Common Stock for the purposes described above, and for any other lawful purpose.
     The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock, such as the issuance of any stock options or stock appreciation rights, could affect the current shareholders of the Company in a number of ways, including the following:
•	diluting the voting power of the current holders of Common Stock;

•	diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock;

•	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and

•	making the payment of dividends on Common Stock potentially more expensive.
     The increase in authorized shares of Common Stock may have an incidental anti-takeover effect, although that is not the intention of this proposal. Additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company, and the increase in authorized shares discourages the possibility of, or renders more difficult, certain mergers, tender offers or proxy contests. For example, without further shareholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover, thereby potentially preventing a transaction favored by a majority of independent shareholders under which shareholders would have received a premium for their shares over then-current market prices. The Company is not aware of any pending or proposed effort to obtain control or change management of the Company.
     If the Amendment is approved by the shareholders at the Annual Meeting, the Amendment will become effective upon the filing of Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Georgia. If the Amendment is approved, all or any part of the additional authorized shares of Common Stock may be issued following such approval without further approval from the shareholders, except to the extent required by law, for those purposes and on such terms as the Board of Directors may determine to be appropriate. The Company is not currently subject to any law which would require further shareholder approval prior to the issuance of shares of Common Stock.
No Appraisal Rights
     Under Georgia law, shareholders are not entitled to appraisal rights with respect to this proposal.
Vote Required and Recommendation of the Board
     The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company represented and voted at the Annual Meeting, assuming the presence of a quorum, is required to increase the number of authorized shares of the Company’s Common Stock from 5,000,000 shares to 10,000,000 shares.
     The Board of Directors recommends a vote “FOR” approval of the Amendment.

COMPENSATION OF EXECUTIVE OFFICERS
     The following table sets forth all compensation earned by the Chief Executive Officer (“CEO”) and each of the Company’s other three (3) highest paid Executive Officers for services rendered in all capacities during the Company’s last three (3) fiscal years:

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	(#)(4)	($)(5)
Alan R. Abrams	2006	306,000	94,283	—	—	—	5,100
Chairman of the Board, President,	2005	300,000	221,828	—	—	—	16,291
and Chief Executive Officer.	2004	300,000	25,000	—	—	—	20,020
Melinda S. Garrett	2006	203,000	91,563	—	—	—	4,164
Vice President and Secretary.	2005	199,000	132,544	—	—	—	15,455
Chief Executive Officer & President,	2004	195,000	50,000	—	—	—	19,356
Abrams Properties, Inc.
Mark J. Thomas (6)	2006	197,000	54,330	—	—	—	3,199
Chief Financial Officer.	2005	185,000	122,305	—	8,340	—	2,870
	2004	95,575	—	—	—	55,000	—
J. Andrew Abrams	2006	173,000	47,742	—	—	—	3,753
Executive Vice President.	2005	169,000	106,752	—	—	—	15,589
	2004	165,000	—	—	—	—	19,335

(1)	Consists of cash incentive bonuses (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the respective Executive Officer) and holiday bonuses. The incentive bonus for fiscal year 2006 is to be paid in two installments of which fifty percent (50%) will be paid in July 2006 and the other fifty percent (50%) in January 2007. Both payments are contingent on active employment by the Company on date the installment is paid.

(2)	Perquisites and other benefits paid by the Company on behalf of the Executive Officers, if any, do not meet the SEC threshold for disclosure.

(3)	Consists of 2,200 shares (adjusted for stock dividend) of restricted stock that were awarded pursuant to the Company’s 2000 Stock Award Plan and which were fully vested as of January 2005. Dividends were paid on all shares of restricted stock at the same rate payable to all common shareholders, and are not reflected as additional compensation in the table above.

(4)	Options granted pursuant to the Company’s 2000 Stock Award Plan.

(5)	Consists of: (i) matching contributions to the Company’s 401(k) Plan; (ii) premiums paid on behalf of the named Executive Officers under individual life insurance policies; and (iii) Directors fees. Such amounts in the fiscal year ended April 30, 2006, were as follows:

		Premiums
	Matching	for
	Contributions to	Life
	401(k) Plan	Insurance	Director Fees
Alan R. Abrams	$4,280	$820	$—
Melinda S. Garrett	4,164	—	—
Mark J. Thomas	3,199	—	NA
J. Andrew Abrams	3,153	600	—

(6)	Employment commenced in October 2003.

     There were no individual grants of stock options made during the fiscal year ended April 30, 2006, to any of the Executive Officers, and no Executive Officer exercised any stock options during that period. None of the stock options held by the Executive Officers were “in-the-money” as of April 30, 2006.
EQUITY COMPENSATION PLAN
     The 2000 Stock Award Plan (the “2000 Stock Award Plan”) was adopted by the Board of Directors in May 2000 and subsequently approved by the shareholders in August 2000. Awards granted under the 2000 Stock Award Plan may be incentive stock options; nonqualified stock options; shares of Common Stock, which may be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement; stock appreciation rights; or performance shares. The number of shares of Common Stock with respect to which awards may be granted and outstanding under the Stock Award Plan is a maximum of 1,100,000 shares (as adjusted for stock dividend). The Company has no other compensation plans or arrangements under which equity securities are authorized for issuance.
     The following table sets forth certain information regarding the 2000 Stock Award Plan as of April 30, 2006:

(a)	(b)	(c)
Number of		Number of
securities to be	Weighted-	securities
issued upon	average exercise	remaining available
exercise of	price of	for future issuance
outstanding	outstanding	(excluding securities
options	options	reflected in column (a)
757,390	$4.68	275,858
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT ON EXECUTIVE COMPENSATION
     The objectives of the Company’s Executive compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning employee compensation with the financial interests of the shareholders of the Company, and to attract, motivate, reward and retain skilled employees, including Executive Officers, who contribute to the long-term success of the Company. In furtherance of these goals, the Company’s compensation program for Executive Officers includes base salary, annual incentive compensation and long-term incentive compensation. At the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation. The Compensation Committee approves the compensation of the Company’s Executive Officers, based in part or by the recommendation of the CEO.

     Salary. The Compensation Committee determines base salaries for the Executive Officers, including the CEO, based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, time with the Company, contribution, performance, and the compensation levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.
     Incentive Compensation. The Company is committed to attracting skilled employees by offering competitive compensation programs. Accordingly, the Company has an annual incentive bonus program that covers all full-time employees of the Company and its subsidiaries, including the Executive Officers. At the beginning of each fiscal year, with recommendations from management, the Compensation Committee approves a specific consolidated net earnings target and an incentive bonus opportunity for each Executive Officer, generally expressed as a percentage of such officer’s base salary. The incentive bonus that can be earned by Executive Officers, or any full-time employee, is contingent on the Company achieving consolidated net earnings, and is derived by a formula tied to the level of attainment of the consolidated net earnings target, or in the case of those Executive Officers who are presidents of operating segments, tied partially to the level of attainment of the consolidated net earnings target and partially to the level of attainment of a net earnings target for the operating segment. All Executive Officers receive any earned incentive bonuses in two (2) installments, payable six (6) months apart. To qualify to receive an incentive bonus installment, a plan participant must be actively employed by the Company at the time of such payment. The Company retains discretion to terminate or amend the plan at any time.
     The Company has a 401(k) plan (the “Plan”) that covers eligible employees meeting certain service requirements. Pursuant to the provisions of the Plan, eligible employees may make salary deferrals (before tax) of up to one hundred percent (100%) of their total compensation per plan year, subject to a specified maximum annual contribution as determined by the Internal Revenue Service. The Plan also includes provisions that authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the Plan. The trustees under the Plan invest the assets of each participant’s account as directed by the participant. During the fiscal year ended April 30, 2006, the Company made employer matching 401(k) contributions to the Plan for all participating employees totaling approximately $63,000.
     Stock Awards. The Board of Directors adopted the 2000 Stock Award Plan on May 26, 2000. The Company’s shareholders approved the 2000 Stock Award Plan on August 23, 2000. It is the intent of the 2000 Stock Award Plan to provide the means through which employees, including Executive Officers, can build a financial stake in the Company, so as to align the employees’ economic interests with those of shareholders. The 2000 Stock Award Plan is designed to play an integral role in the ability of the Company to attract and retain key employees, directors, consultants, and independent contractors. The Company believes that equity ownership among employees is an incentive which can enhance the Company’s growth, profitability, and, accordingly, shareholder value.

     The Executive Officers were not awarded any stock options or shares of restricted stock during the Company’s fiscal year ended April 30, 2006.
     In June 2006, the Compensation Committee awarded 312,000 stock appreciation rights to employees, directors and certain independent contractors under the 2000 Stock Award Plan.
     Compensation Deductibility Policy. The Company does not anticipate that Section 162 (m) of the Internal Revenue Code, which limits the tax deduction for certain executive compensation exceeding $1,000,000, will have any impact on the compensation policies of the Company.
     The tables included in this Proxy Statement and accompanying narrative and footnotes reflect the decisions covered by the above discussion.
     Submitted by the Compensation Committee of the Company’s Board of Directors.
Robert T. McWhinney, Jr., Chairman
David L. Abrams
Samuel E. Allen
Gilbert L. Danielson
AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2006, with management and the independent auditors, Deloitte & Touche LLP. Management made representations to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with the independent auditors also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     The independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence, as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). This information was discussed with the independent auditors.
     Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management, and the report and independence letter of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended April 30, 2006.
     Submitted by the Audit Committee of the Company’s Board of Directors.
Gilbert L. Danielson, Chairman
Samuel E. Allen
Robert T. McWhinney, Jr.
COMPENSATION OF DIRECTORS
     Currently, each independent Director is paid a retainer of $600 per month and a fee of $1,300 for each Board of Directors meeting attended. In addition, independent Directors who are members of a committee of the Board of Directors are paid a fee of $600 for each committee meeting attended. The chairman of the Audit Committee is paid an additional fee of $10,000 annually. Inside Directors receive no retainer fee or other renumeration of any kind for service on the Board of Directors or committee of the Board of Directors.
     Directors’ Deferred Compensation Plan. The Company maintains a Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) under which each member of the Board of Directors may elect to defer to a future date receipt of all or any part of his or her compensation as a Director and/or as a member of a committee of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of a committee of the Board of Directors, respectively, but excludes awards of restricted stock, or stock options, stock appreciation rights or other equity incentives.
     The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his or her individual rights or obligations as a participant under the Deferred Compensation Plan.
     The Company will make payments of deferred compensation and the accumulated earnings on such deferred compensation, pursuant to the provisions of the Deferred Compensation Plan at the time specified by each participant, in a lump sum, subject to the Deferred Compensation Plan’s restrictions and limitations, or, at the sole discretion of the participant, in no more than five (5) equal annual installments. For the year ended April 30, 2006, three (3) members of the Board of Directors participated in the Deferred Compensation Plan.

SHAREHOLDER RETURN
     Set forth below is a line graph and table comparing, for the five-year period ending April 30, 2006, the cumulative total shareholder return (assuming reinvestment of dividends) on the Company’s Common Stock, with that of: (i) all U.S. companies quoted on NASDAQ; and (ii) all retail trade companies quoted on NASDAQ. The comparison assumes $100 was invested on April 30, 2001, in the Company’s Common Stock and in each of the indices shown. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	4/30/01	4/30/02	4/30/03	4/30/04	4/30/05	4/30/06
Servidyne, Inc.	$100.00	$154.79	$123.28	$130.28	$156.33	$173.14
NASDAQ Stock Market (US Companies)	$100.00	$80.41	$70.22	$91.86	$92.16	$111.91
NASDAQ Retail Trade Stocks	$100.00	$134.02	$117.15	$156.26	$179.47	$211.79

INFORMATION CONCERNING
THE COMPANY’S INDEPENDENT AUDITORS
     Deloitte & Touche LLP was the independent public accountant for the Company for the fiscal year ended April 30, 2006. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and respond to appropriate questions. The Audit Committee of the Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.
Fees
     The following table sets forth the aggregate fees billed by Deloitte & Touche for the Company’s fiscal years ended April 30, 2006, and April 30, 2005:
Fees Billed in Last Two Fiscal Years

	Year Ended April, 30
	2006	2005

Audit	$175,000	$160,000
Tax (1)	—	76,127

	$175,000	$236,127

(1)	Includes fees for tax return preparation and other services.
Pre-Approval of Audit and Permissible Non-Audit Services
     Pursuant to its Charter, the Audit Committee is responsible for the pre-approval of all audit services and all permissible non-audit services to be performed for the Company by the independent public accountant. To help fulfill this responsibility, the Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis—called “specific pre-approval;” or (2) by the description in sufficient detail in an appendix to the Policy of particular services that the Audit Committee has generally approved, without the need for case-by-case consideration—called “general pre-approval.” Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Committee, or one of its members to whom the Committee has delegated specific pre-approval authority. The appendix to the Policy describes the services which have received general pre-approval. These general pre-approvals allow the Company to engage the independent accountant for the enumerated services subject to fee limits per engagement and aggregate limits per service for a fiscal year. Any engagement of the independent public accountants pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated ranges of fees. The Policy in no way delegates to management the Audit Committee’s responsibility to pre-approve services performed by the independent public accountant.
CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD
     The Company has adopted a code of ethics applicable to its employees, Directors and Executive Officers, including the Chief Executive Officer and senior financial officers. The code of ethics is available at the Company’s Website, www.servidyne.com, through the “Investor Relations” and then the “Corporate Governance” links. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are also available at that website.
     Shareholders wishing to communicate with the Board of Directors may do so by writing to the Board in care of the Secretary of the Company, 1945 The Exchange, Suite 300, Atlanta, Georgia, 30339-2029. The Company’s management may first review, sort and summarize such communications, and screen out any solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business.
SHAREHOLDER PROPOSALS
     Proposals of shareholders intended to be presented at the Company’s 2007 Annual Meeting of Shareholders in accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, and shareholder nominations proposed for inclusion in the Company’s Proxy Statement and form of proxy for that Meeting, must be received by the Company at its executive offices on or before March 26, 2007, in order to be eligible for inclusion in the Proxy Statement and form of proxy. See “Nomination of Directors” above. In accordance with the Company’s Bylaws, shareholder proposals submitted outside of the provisions of Rule 14a-8(e), and shareholder nominations not intended for inclusion in the Company’s Proxy Statement and form of proxy for a Meeting of Shareholders, must generally be presented to the Secretary not less than sixty (60) days nor more than ninety (90) days prior to such Meeting. The Bylaws further require that, in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the Bylaws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the Bylaws, which are available upon request of the Company.

OTHER MATTERS
     The Board of Directors knows of no other matters to be brought before the Meeting. If other matters should come before the Meeting, however, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia
August 15, 2006